VOTING RIGHTS AGREEMENT

The Voting Rights Agreement (herein called “this Agreement”) is entered into as of June 28, 2011, by the following parties:

(1)

AMS-INT ASIA LIMITED, a company duly established and registered under the laws of Hong Kong with its registered address at Unit 4, 7/F, Bright Way Tower No. 33 Mong Kok Road, Kowloon, Hong Kong. (herein called "the Attorney")

(2)

Beijing Yiyueqiji Science and Technology Development Ltd. Inc.( 北京一跃骐骥科技发展有限公司), a company duly established and registered under the laws of the PRC with its registered address at 1607, Lanbao International Center, West of Dawang Rd, Chaoyang District, Beijing and the phone number of +86(010)85997089. ( "Yiyueqiji")

(3)Mr. SU Jin, a PRC citizen with ID No.:420103197307273711;

(4)Mr. XING Zhibin, a PRC citizen with ID No.:_21070319830426261X;(collectively with Mr. SU Jin, the “Principal”)

Attorney, Yiyueqiji and the Principals are hereinafter referred to as, individually, a "Party" and collectively, the "Parties".

RECITALS

Yiyueqiji engages in the business of technology marketing services, softwares development, computer system services and electronic products sales (the “Business”). The Principals collectively hold 100% of the equity interests of Yiyueqiji.

Subsequent to entering into this Agreement, the Parties will also enter into a set of related agreements set forth in Schedule 2(collectively called “the Complete Set of Agreements”) in order to give effect to the Restructuring Agreement. As a consideration to Attorney’s obligations under the Complete Set of Agreements, each of the Principals agrees to grant an irrevocable power of attorney (herein called the “POA”) to the Attorney in exercising voting rights (herein called “the Voting Rights”) of his/her own shareholding of Yiyueqiji (herein called “the Shares”) during the term of this Agreement.

Yiyueqiji acknowledges the rights and obligations of the Principals and the Attorney set forth herein and shall cooperate in the implementation of the POA hereunder.

NOW the Parties agree as follows;

1.

VOTING RIGHTS

1.1 Voting Rights Agreement. Unless otherwise agreed in writing by the Attorney, each Principal hereby agrees that, at any meetings or in any other circumstances upon which a vote or other actions of the holders of the Voting Rights is sought, each Principal shall, at all times, during the Term of this Agreement, vote  in accordance with the Attorney’s prior written instruction. Each Principal shall seek  instructions from the Attorney at least [·] business days before exercising the Voting Rights..

1.2 Irrevocable POA. Concurrent with the execution of this Agreement, each of the Principals shall deliver, or cause to be delivered a POA to the Attorney to appointing the Attorney or any of its authorized representatives to vote in accordance with the prior written consent of Attorney at any meetings or in any other circumstances whereby the Voting Rights are being exercised.  Any time after the execution of the POA, upon the Attorney’s prior written instructions, the Principals shall execute and deliver a new POA to withdraw the authorization with respect to the representative of the Attorney in the POA and appoint the specified representative as the attorney.

1.3 Security. Concurrent with the execution of this Agreement, each of the Principals shall execute and deliver an equity pledge agreement, both in form and in substance to the satisfaction of  the Attorney, for each of them to pledge the Voting Rights with the Attorney as a collateral on their obligations under this Agreement.

2.

TRANSFER RESTRICITIONS

2.1 Transfer of Shares. During the Term of this Agreement, the Principals shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions of the Shares without the prior written consent of the Attorney.

2.2 Transfer of Voting Rights. During the Term of this Agreement, each of the Principals shall ensure that no power of attorney or proxy (other than the POA) is granted, and no voting agreement or similar agreement (other than this Agreement) is entered into with respect to any of the Shares.

3.

TERM

3.1 Term. This Agreement is executed on the date first above written and shall take effect as of such date. Unless terminated earlier in accordance with the provisions of this Agreement or any subsequent agreements by the Parties in writing, the term of this Agreement shall be 1 year (the “Term”). The Term shall be automatically extended unless terminated by Attorney prior to the expiration. The extended term shall be determined by the Attorney, and Yiyueqiji and the Principals shall unconditionally accept such extended term.

4.

REPRESENTATIONS AND WARRANTIES

4.1 Yiyueqiji and each of the Principals hereby jointly and severally represent and warrant to the Attorney as follows:

  (a) Each Principal is the sole, true and lawfully registered and beneficial owner of the Shares with no restrictions on his/her voting rights or rights of disposition pertaining thereto; none of the Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of the Shares; and none of the Shares is subject to any encumbrance or other restrictions on transfer, except as otherwise provided under this Agreement;

  (b) Each of the Principals has full power and legal right to enter into this Agreement and perform his or her obligations under this Agreement and in executing the POA;

  (c) The execution and delivery of this Agreement and the POA do not, and the performance of this Agreement and the POA by each Principal will not, conflict with or violate any and all constitutional documents of Yiyueqiji;

  (d) This Agreement and the POA constitute a legal, valid, binding and enforceable obligation of each Principal;

  (e) No further action performance of any conditions and consent of any person; or notice, report, registration, filing or declaration to any PRC authority; or consent, license, permit, approval, authorization or exemption from any PRC authority is required to perfect the execution, delivery, performance or enforcement of this Agreement and the POA or its admissibility as evidence in court or the perfection of the POA or its admissibility as evidence in court or the perfection of the POA hereby constituted, other than those which have been executed and are currently in full force and effect; and

  (f) Yiyueqiji and each Principal have taken all corporate actions (to the extent applicable) necessary for the authorization, execution and delivery of this Agreement and the POA, and the authorization of the performance of all obligations of each Principal under this Agreement and the POA.

5.

REMEDIES

5.1 Yiyueqiji and each of the Principals acknowledge that the Attorney will suffer irreparable damages and that there will be no adequate remedy at law for a violation of any of their covenants or agreements herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Attorney upon any such violation, the Attorney will have the right to enforce such covenants and agreements by specific performance and any other means available to the Attorney under law.

6. TERMINATION

6.1 During the Term of the Agreement, except otherwise provided under this Agreement, Yiyueqiji or any Principal shall not terminate this Agreement and the POA. Attorney shall have the right to terminate this Agreement and the POA at any time after giving thirty (30) day’s prior written notice to Yiyueqiji and the Principals.

6.2 The termination of this Agreement and POA shall not  relieve Yiyueqiji or any of the Principals from any liabilities with respect to any breach of this Agreement occurred prior to such termination.

7. GOVERNING LAW

 The Parties submit to the non-exclusive jurisdiction of the Hong Kong courts and each Party waives any objection to proceedings in Hong Kong on the grounds of venue or inconvenient forum.

8. NOTICES

8.1

For all purposes of this Agreement or with regard to any matter arising hereof or in connection herewith, the Parties hereby choose the following addresses as their respective domicilia citandi et executandi (“domicilium”):

AMS-INT ASIA LIMITED

Unit 4, 7/F, Bright Way Tower No. 33 Mong Kok Road, Kowloon, Hong Kong.

Beijing Yiyueqiji Science and Technology Development Ltd. Inc.

1607, Lanbao International Center, West of Dawang Rd, Chaoyang District, Beijing

Attention:

Telephone No.:

Facsimile No.:

Mr. SU Jin

No.9, Door 6, Building 8, North Zone Dormitory, Guofang Kegongwei, Haidian District, Beijing

Mr. XING Zhibin

   No. 46, Building 6, Paris Haoyuan, Juhuali, Linghe District, Jinzhou, Liaoning Province

Any Party hereto shall be entitled, by notice in writing to the others, to change its domicilium as set out above to any other physical address which address shall not be a post office box or poste restante.

8.2.

Any notice which may be required to be given to a Party shall be sent to such Party’s address as set out above, or duly altered from time to time, and shall:

8.2.1 be delivered by hand, in which event it shall be deemed to have been received on the day following the date of delivery;  or

8.2.2. be sent by prepaid registered post, in which event it shall be deemed to have been delivered and received on the 7th business day after posting unless the contrary is proved; or

8.2.3. be sent by facsimile transmission, in which event it shall be deemed to have been received on the day following the date of delivery;  or

8.2.4. be sent by email, in which event it shall be deemed to have been received on the day following the date of delivery.

8.3.

Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by a Party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium.

9. MISCELLANEOUS

9.1 Assignments. Yiyueqiji shall not assign or transfer all or any of its right, benefit or obligations under this Agreement without the prior written consent of the Attorney. Yiyueqiji agrees that the Attorney may assign its rights, benefits or obligations under this Agreement to any third party in the sole discretion of the Attorney.

9.2

Amendments. No amendment or modification of this Agreement shall be valid  except in writing by Attorney. The amended agreements and supplementary agreements that have been signed by the Parties and that relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

9.3

No Implied Waivers. Attorney shall not be deemed to waive any of this Agreement except specifically waived in writing. Attorney’s delay in exercising any right is not a waiver of its right.

9.4

Further Assurances. Yiyueqiji shall execute and deliver such other documents and do such other acts as the Attorney may request in order to fulfill Yiyueqiji’s obligations under this Agreement and to protect the Attorney’s interests.

9.5

Entire Agreement. The Complete Set of Agreements including this Agreement, and all exhibits and schedules hereto or thereto, constitute the entire agreement. . All schedules and exhibits referred to herein are incorporated in this Agreement by reference and constitute an integral part of this Agreement.

9.6

Severability and Replacement. In the event that any provision of this Agreement is determined to be invalid, illegal or enforceable in any respect in accordance with any applicable laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or comprised in any respect. The Parties shall strive in good faith to replace any such invalid, illegal or unenforceable provision with effective provisions that will accomplish the intentions of the Parties to the greatest extent permitted by law.

9.7

Language This Agreement shall be executed in Chinese and English.. In case of any discrepancies between the English and Chinese text of the Agreement, the English version shall prevail.

9.8

Headings. The headings in this Agreement are for reference only and shall not affect the construction of this Agreement.

9.9

Interpretation. Unless otherwise provided, the words, expressions and references below shall have the following meanings:

(a)

References to clauses and schedules of this Agreement include any amendments to them that may occur from time to time.

(b)

References to this Agreement or any other agreement or documents include any amendments, notations or supplements to the agreements or documents that may occur from time to time.

(c)

References to any statute or statutory provision include any amendments, extensions, consolidations, or replacements pertaining to the statute or provision and any statute or provision that amend, extends, consolidates or replaces the statute or provision, and shall also include any orders, regulations, instruments or other subordinate legislation made under the relevant statute or provision.

(d)

Words denoting the singular include the plural and vice versa.

(e)

References to “persons” include individuals, firms partnerships, joint ventures, companies, corporations, unincorporated bodies of persons, states, and any agencies of state and their assigns, transferees or successors in title.

(f)

The words “including” and “in particular” simply illustrate or emphasize certain terms within a provision and they shall not limit any provision in any way.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed and delivered as of the Effective Date.

AMS-INT ASIA LIMITED

Per:

 /s/ Fengrui Yue

Authorized Signatory

BEIJING YIYUEQIJI SCIENCE AND TECHNOLOGY DEVELOPMENT  LTD. INC.

Per:

/s/ SU Jin

Authorized Signatory

Mr. SU Jin

/s/ SU Jin

Mr. XING Zhibin

/s/ XING Zhibin

SCHEDULE 1   FORM OF IRREVOCABLE POWER OF ATTORNEY

In order to secure performance of certain obligations owed by the shareholders of  Beijing Yiyueqiji Science and Technology Development Ltd. Inc. (the “Principals”) under that this Voting Rights Agreement (the “Agreement”) of even date herewith entered into with AMS-INT ASIA LIMITED (“Attorney”) and Yiyueqiji, each Principal hereby gives and executes this Irrevocable Power of Attorney (this “POA”).

Each Principal hereby irrevocably and to the fullest extent permitted by law appoints Attorney as its proxy, with full power of substitution, to the full extent of each of the Principals’ rights with respect to his or her entire shareholding in Yiyueqiji (the “Shares”).

Upon execution hereof, all prior power of attorneys given by any of the Principal with respect to any Shares are hereby irrevocably revoked, and each Principal hereby warrants that no power of attorney will be given to any third party with respect to any Shares without the prior written consent of the Attorney. This POA is irrevocable; is of interest, and granted based on the Agreement. This POA can only be revoked   upon the termination of this Agreement.

The Attorney appointed in this POA is entitled to exercise this POA, and to vote at any meetings or in any other circumstances upon which the vote or other action of the shareholders of the Shares is sought.

This POA shall be binding upon all officers, directors, attorneys, assigns and successors of each of the Principals.

IN WITNESS WHEREOF, The undersigned has executed this POA on June 28, 2011.

Mr. SU Jin                                  Mr. XING Zhibin

/s/ SU Jin

/s/ XING Zhibin

SCHEDULE 2

1、

Intellectual Property License Agreement

2、

Exclusive Management and Consulting Services Agreement

3、

Voting Rights Agreement

4、

Call Option Agreement